Exhibit 16.1

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, DC 20549

Re: GRN Holding Corp.

Commission File Number: 000-54709

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by GRN Holding Corp. in Item 4.01 of its Form 8-K dated on or about December 9, 2020, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/: Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)